UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2014
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Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

11601 Wilshire Blvd., Sixth Floor Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (which we may refer to herein as the “Company,” “we,” “our” or “us”), in connection with the matters described herein.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2014, Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. (collectively, the “Company”) entered into an Employment Agreement with each of Victor J. Coleman, Chief Executive Officer of the Company, Mark T. Lammas, Chief Financial Officer and Treasurer, Christopher Barton, Executive Vice President, Operations and Development, Dale Shimoda, Executive Vice President, Finance, and Alex Vouvalides, Chief Investment Officer (collectively, the “Agreements”). Each Agreement supersedes the employment agreements previously entered into between the Company and Messrs. Coleman, Lammas, Barton, Shimoda and Vouvalides (the “Executives”), which were scheduled to expire on June 29, 2014.
Each Agreement is effective as of June 29, 2014 and expires on June 29, 2017, unless earlier terminated. The term of each Agreement is subject to an automatic one-year renewal term unless either party to the Agreement gives written notice of termination at least 60 days prior to the end of the applicable term. However, in the event that a “change in control” (as defined in the Agreements) of the Company occurs during the renewal term, the term of the Agreements will instead continue through the first anniversary of the consummation of the change in control.
Under the Agreements, Messrs. Coleman, Lammas, Barton, Shimoda and Vouvalides are entitled to receive annual base salaries of $600,000, $450,000, $375,000, $375,000 and $330,000, respectively, each of which is subject to increase at the discretion of the Company’s Compensation Committee. In addition, each Executive is eligible to receive an annual cash bonus, the amount of which will be determined by the Company’s Compensation Committee. The Executives are also eligible to participate in customary health, welfare and fringe benefit plans, and are eligible to accrue up to four weeks of paid vacation per year. Additionally, during the term of Mr. Coleman’s Agreement, the Company will nominate Mr. Coleman for election as a director of Hudson Pacific Properties, Inc.
Under the Agreements, if the Executive’s employment is terminated outside the context of a change in control by the Company without “cause” or by the Executive for “good reason” (each, as defined in the Agreements), then the Executive will be entitled to the following payments and benefits:

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a lump-sum payment in an amount equal to one (or, with respect to Mr. Coleman, three) times the sum of (i) the Executive’s annual base salary then in effect, (ii) the average annual bonus earned by the Executive during the two prior fiscal years and (iii) with respect to Mr. Coleman only, the average value of any annual equity awards made to the Executive during the two prior fiscal years (not including any awards granted pursuant to a multi-year or long-term performance program, initial hiring or retention award or similar non-reoccurring award);

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accelerated vesting of all outstanding equity awards held by the Executive as of the termination date (other than any outperformance awards, which will be governed by the terms of the applicable award agreement); and

•	Company-subsidized healthcare continuation coverage for the Executive and his dependents for up to 18 months after the termination date.

In the event that an Executive’s employment is terminated by the Company without “cause” or by the Executive for “good reason”, in either case, on or within one year after a change in control, then the Executive will be entitled to receive the same payments and benefits described above, except that the amount of the cash severance received by each Executive, other than Mr. Coleman, will be multiplied by two (rather than one). Upon a termination of employment by reason of death or “disability” (as defined in the Agreements), the Executive or his estate will be entitled to accelerated vesting of all outstanding equity awards held by the Executive as of the termination date (other than any outperformance awards, which will be governed by the terms of the applicable award agreement).
The Agreements contain a confidential information and non-solicitation covenant that extends for 12 months following a termination of the Executive’s employment. In addition, the Executive’s right to receive the severance payments pursuant to the Agreements (other than upon his death or disability) is contingent on the Executive executing a general release of claims against the Company. To the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the Executive than receiving the full amount of such payments.

The foregoing description of the Agreements is not complete and is subject to and qualified in its entirety by the terms of the Agreements for Messrs. Coleman, Lammas, Barton, Shimoda and Vouvalides, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Hudson Pacific Properties, Inc. and Victor J. Coleman.
10.2	Employment Agreement between Hudson Pacific Properties, Inc. and Mark T. Lammas.
10.3	Employment Agreement between Hudson Pacific Properties, Inc. and Christopher Barton.
10.4	Employment Agreement between Hudson Pacific Properties, Inc. and Dale Shimoda.
10.5	Employment Agreement between Hudson Pacific Properties, Inc. and Alex Vouvalides.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date: June 27, 2014	By:	/s/ MARK T. LAMMAS
Mark T. Lammas
Chief Financial Officer

EXHIBIT INDEX

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Hudson Pacific Properties, Inc. and Victor J. Coleman.
10.2	Employment Agreement between Hudson Pacific Properties, Inc. and Mark T. Lammas.
10.3	Employment Agreement between Hudson Pacific Properties, Inc. and Christopher Barton.
10.4	Employment Agreement between Hudson Pacific Properties, Inc. and Dale Shimoda.
10.5	Employment Agreement between Hudson Pacific Properties, Inc. and Alex Vouvalides.